UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2026

DEEP ISOLATION NUCLEAR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56406	87-4225965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison Street, Suite 300 Berkeley, CA	94704
(Address of Principal Executive Offices)	(Zip Code)

(509)-943-5222
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective February 17, 2026, Mr. Joseph Nelson was appointed as the Chief Financial Officer of Deep Isolation, Inc., the wholly-owned operating subsidiary of Deep Isolation Nuclear, Inc. (the “Company”). The Company’s current principal financial officer, Mr. Rod Baltzer, will remain as the principal financial officer of the Company until Mr. Nelson becomes fully familiar with the Company’s systems and processes.

Mr. Nelson, age 42, brings nearly 20 years of experience in a diversified career covering capital markets, logistics, energy, infrastructure, and investor relations, which we believe will further strengthen the Company’s executive leadership as it advances toward commercialization. Prior to joining the Company, Mr. Nelson previously served as Chief Financial Officer of Delta Corp Holdings Limited since 2022, where he helped transform the business into a fully integrated, multinational logistics and energy supply platform operating across 18 countries; built and expanded the global finance, reporting, and control infrastructure required to support rapid growth; executed accretive strategic acquisitions; optimized working capital and liquidity to fund expansion; and led the company’s transition from private to public ownership. Before that, Mr. Nelson served as Head of Investor Relations for GasLog Ltd. and GasLog Partners LP. He began his career as an equity research analyst at Credit Suisse, covering marine transportation and oilfield services equities and advising on IPO and M&A diligence. Mr. Nelson also currently serves as an independent director for Myseum Inc., a privacy and social media technology company focused on innovative and creative user platforms.

Mr. Nelson, as Chief Financial Officer, will be one of the Company’s named executive officers. Mr. Nelson does not have any family relationships with any director, executive officer or person nominated or chosen by the registrant. There are no related party transactions between Mr. Nelson or any member of his immediate family and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company and Mr. Nelson entered into the Company’s standard form of indemnification agreement. This agreement requires the Company to indemnify Mr. Nelson to the fullest extent permitted by applicable law for certain liabilities to which he may become subject as a result of his service as an officer of the Company. The foregoing summary of the indemnification agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form indemnification agreement, a copy of which is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2025.

Compensatory Arrangements of Chief Financial Officer

In connection with Mr. Nelson’s appointment to serve as Chief Financial Officer, he and the Company entered into an executive employment agreement (the “Employment Agreement”). The Employment Agreement provides for an initial term of three years with automatic annual renewal periods unless either party provides written notice at least 90 days prior to the end of the initial or renewed term. Pursuant to the Employment Agreement, Mr. Nelson is entitled to an annual base salary of $350,000, (ii) is eligible for a performance-based target bonus of 50% of his annual base salary, (iii) is eligible to receive an annual equity award grant pursuant to the Company’s equity incentive plan and subject to the terms and conditions of such plan; and (iv) may participate in the Company’s standard employee benefits program. Mr. Nelson also entered into the Company’s Employee Confidential Information and Inventions Assignment Agreement.

Item 7.01 Regulation FD Disclosure

On February 17, 2026, the Company issued a press release announcing Mr. Nelson’s appointment. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP ISOLATION NUCLEAR, INC.

Date: February 17, 2026	By:	/s/ Rodney Baltzer
Rodney Baltzer
President and Chief Executive Officer

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